                                 EXHIBIT 10.10
        Consulting Agreement dated August 1, 1996 with Peter E. Shimrak

                                   AGREEMENT





         THIS AGREEMENT is made and entered into as of August 1, 1996, by and between Home Bank, F.S.B. (the "Bank"), a federally chartered thrift institution, Haverfield Corporation (the "Corporation"), an Ohio corporation, and Peter E. Shimrak ("Shimrak"), an individual.

         WHEREAS, the Bank is desirous of retaining the services of Shimrak to perform Community Reinvestment Act of 1977 (CRA) activities; and

         WHEREAS, Shimrak is willing to render such services, and the Bank is willing to compensate him therefor, upon the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the covenants contained herein and upon the other terms and conditions herein provided, the parties hereto agree as follows:

         1. DUTIES

         During the term of this Agreement, Shimrak will provide support to the CRA activities of the Board of Directors and management of the Bank.

         It is understood and agreed by the parties that: (a) Shimrak, and not the Bank, has control over the scheduling of hours for the performance of CRA activities, (b) Shimrak is an independent contractor and not an employee of the Bank and (c) Shimrak is responsible for payment of federal self-employment and income taxes with respect to the compensation paid (as hereinafter defined).

         Shimrak is required to fully document CRA activities on forms to be proscribed by the Bank and deliver these documents to the CFO on a monthly basis. CRA activities shall include, but not be limited to, assisting branch managers with CRA presentations in conjunction with the Bank's Marketing Plan for the Community Reinvestment Act in an effort to ascertain the credit needs of local communities and to promote high visibility of the Bank and its resources with local contacts such as:

         - Cleveland Neighborhood Housing Services, City of Cleveland Development Department, Neighborhood Progress, Inc., Cleveland Housing Network, Community Action to Support Housing (CASH), Near West Housing Development Corporation, Ohio City Development Group, Tremont West Development, Detroit Shoreway Development, and Buckeye Development Corporation and other minority neighborhood housing groups.

         -        Minority brokers and realtors.

         2. TERM

         The term of this Agreement shall be for a period of one (1) year commencing on August 1, 1996.

         3. COMPENSATION

         In consideration of the CRA activities to be performed by Shimrak pursuant to this Agreement, the Bank agrees to pay Shimrak for the term of this Agreement within three days of submitting the documentation forms prescribed in Paragraph 1. The hourly charge will not exceed fifty dollars ($50) per hour. The maximum hours to be actually billed to the Bank on a monthly basis for CRA activities may not exceed twenty (20) hours.

         In addition, the Bank agrees to pay Shimrak for the term of this agreement for new loans and deposits originated by Shimrak.

         Shimrak will earn a commission for the solicitation and submission of a saleable, residential, owner-occupied loan package, after it has been approved by the Loan Committee, all monies paid, and the mortgage has been filed of record. Commissions will not be paid on refinances of present Home Bank loans, nor on end loans on Home Bank construction loans. Loans must be designated as originated by Shimrak at time of application for commissions to be paid. The amount of commission earned will be paid based on the types of products originated:

        a.      Conventional first mortgage loans - 0.0025 (25 basis points).

        b.      Commercial real estate loans - 0.0025 (25 basis points).

        c.      Jumbo loans -0.0025 (25 basis points).

        d. A flat $250 commission will be paid on any "Ten and Out" loan approved and closed.

        e. A flat $200 commission will be paid on any McKinley or 3/2 CRA loan approved and closed.

        f. Prime Time - there will be a flat fee of $25 paid for a new Prime Time loan approved and closed.

        g. MasterCard - there will be a flat fee of $25 paid for a new MasterCard loan approved and closed.

         Shimrak will earn a commission for the solicitation and the opening of a new deposit account through his marketing efforts. Commissions will not be paid on public funds, renewals of present Home Bank certificates of deposit, nor transfers of existing Home Bank accounts to other Home Bank accounts. Deposits must be designated as originated by Shimrak at time of opening for commissions to be paid. The amount of commission earned will be paid based on the type of product originated:

        a. Transaction accounts - there will be a flat fee of $25 paid for a new transaction account.

        b.      Time deposit accounts - 0.0025 (25 basis points).

         4. TERMINATION OF AGREEMENT

         This Agreement may be terminated by the Bank at any time with cause and upon thirty (30) days' written notice to Shimrak without cause.

         5. TERMINATION FOR CAUSE

        a. Shimrak shall have no right to receive compensation or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination for "Cause" shall mean only the following events:

                i.   personal dishonesty;

                ii.  incompetence;

                iii. material breach of any provision of this Agreement;

                iv. breach of a fiduciary duty involving personal gain or profit;

                v.   intentional failure to perform stated duties;

                vi. willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

                vii. willful misconduct.

        b.      i.   for purposes of Paragraph 5(a)(ii), "incompetence" shall
                     mean Shimrak's inability to perform his duties hereunder due to insufficient knowledge or skills.

                ii. for purposes of Paragraph 5(a)(vi) and 5(a)(vii), no act, or failure to act, on Shimrak's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

                iii. for purposes of Paragraph 5(a)(vi), a cease-and-desist order shall not become final until exhaustion or lapse of all administrative and judicial appeal rights in relation thereto.

        e. This Agreement shall not be deemed to have been terminated for Cause unless there shall have been delivered to Shimrak a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Bank specifying the particulars thereof in detail.

        d. If Shimrak is unable to perform his duties hereunder by reason of his disability or death, the Bank shall be obligated only to continue to pay Shimrak up to the date of his disability or death.

        e. If Shimrak is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, the Bank's obligations under the Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Shimrak all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        f. If Shimrak is permanently removed and/or prohibited from participating in the conduct of the Bank's affairs by an order or notice served under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

        g. If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate, as of the date of default, but this provision shall not affect any vested rights of the agreeing parties.

        h. All obligations of the Bank under this Agreement shall be terminated except to the extent that the continuation of the Agreement is necessary for the continued operation of the Bank by the Director of the Office of Thrift Supervision (the "OTS") (i) at the time the Federal Deposit Insurance Corporation (the "FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, or (ii) at the time the Director of the OTS approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe and unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such actions.

         6. PROPRIETARY INFORMATION

         Shimrak agrees that the knowledge of the business activities and plans for business activities of the Corporation and the Bank and affiliates thereof are confidential, valuable, special and unique asset of the business of the Corporation and the Bank. Shimrak's knowledge of information concerning the Corporation and the Bank of which a third party has both knowledge and an unrestricted right to that knowledge is not subject to this Paragraph 6. Shimrak will not at any time, whether during or subsequent to the termination of this Agreement, disclose any knowledge of the past, present, planned or considered business activities of the Corporation and the Bank or affiliates thereof to any person, any confidential information obtained by him, except as required by any court, supervisory authority or administrative agency. Notwithstanding the foregoing, Shimrak may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Corporation and the Bank. In the event of a breach or threatened breach by Shimrak of the provisions of this Paragraph 6, the Bank and/or the Corporation, or any duly authorized officer thereof, will be entitled to a temporary restraining order or an injunction restraining Shimrak from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Shimrak.

         7. REPORTING

         Shimrak agrees to provide the CFO a monthly billing on which hours billed are supported by reporting forms which will be provided.

         8. NON-SOLICITATION

         Shimrak agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement he will not directly or indirectly:

        a. Solicit, divert or take away any of the customers, business or patronage of the Bank or the Corporation or their respective subsidiaries or affiliates; or

        b. Induce or attempt to influence any employee of the Bank or the Corporation or their respective subsidiaries or affiliates to terminate his or her employment therewith.

        c. In the event of a breach or threatened breach by Shimrak of the provisions of this Paragraph 8, the Bank and/or the Corporation, or any duly authorized officer thereof, will be entitled to a temporary restraining order or injunction.

         9. NOTICES

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

        a.      If to the Bank, to:

                Home Bank, F.S.B.
                Terminal Tower
                50 Public Square, Suite 444
                Cleveland, Ohio 44113-2203

                Attention:      Board of Directors

        b.      If to the Corporation, to:

                Haverfield Corporation
                Terminal Tower
                50 Public Square, Suite 444
                Cleveland, Ohio 44113-2203

                Attention:      Board of Directors

        c.      If to Shimrak, to:

                Peter E. Shimrak
                17897 Captain's Cove
                Lakewood, Ohio 44107

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         10. AMENDMENTS

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         11. PARAGRAPH HEADINGS

         The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

12.     SEVERABILITY

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         13. GOVERNING LAW

         This Agreement shall, except to the extent that Federal law (including any law, rule, or regulation of the OTS or the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

         14. NO ASSIGNMENTS

         Neither the Bank nor Shimrak may assign or delegate any of its respective rights or obligations hereunder without first obtaining the written consent of the other party.

         15. ARBITRATION

         Except for injunctive relief or a temporary restraining order under Paragraph 6 or Paragraph 8 hereof, in the event of any dispute, controversy, question or disagreement between the parties hereto as to the application, meaning, construction or interpretation of any provision of this Agreement, such dispute, controversy, question or disagreement shall be submitted to arbitration at Cleveland, Ohio, by and under the rules of the American Arbitration Association (or any successor thereto) then pertaining to commercial arbitration, and judgment upon any award made under such arbitration proceeding may be entered in any court having jurisdiction thereof and shall be final. It is specifically understood and agreed by and between the parties that such arbitration shall be the sole and exclusive remedy available to the parties and the parties further waive any rights they may have to any other remedies save and except such arbitration.

         IN WITNESS WHEREOF, the parties have put their hands as of the date first written above.


HAVERFIELD CORPORATION                       HOME BANK, F.S.B.


By: /s/ William A. Valerian             By: /s/ William A. Valerian
   ------------------------                ------------------------------------
   William A. Valerian                     William A. Valerian
   Chairman, President and                 President and Chief Executive Officer
   Chief Executive Officer


And: /s/ Richard C. Ebner               And: /s/ Richard C. Ebner
    -----------------------                ------------------------------------
    Richard C. Ebner                        Richard C. Ebner
    Executive Vice President               Executive Vice President

Attest: /s/ Nancy M. Czupik         Attest:  /s/ Nancy M. Czupik
        -------------------                 -----------------------------------
        Nancy M. Czupik                     Nancy M. Czupik
        Secretary                           Secretary

                                    /s/ Peter E. Shimrak
                                    --------------------------------------------
                                    Peter E. Shimrak, an individual